Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, Oct. 30, 2018 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported third quarter 2018 net income1 of $46.3 million, or $0.58 per diluted share, compared to net income of $44.5 million, or $0.55 per diluted share, during the prior quarter and net income of $53.6 million, or $0.64 per diluted share, during the third quarter of 2017.   The third quarter of 2017 included net gains of $25.1 million ($15.8 net of taxes, or $0.20 per diluted share) due to the freeze of our pension plan on September 30, 2017.

Revenues of $295.1 million during the quarter remained largely unchanged compared to the second quarter of 2018 and increased $5.7 million compared to the third quarter of 2017.  Operating expenses of $235.6 million during the quarter declined $1.4 million sequentially and were unchanged compared to the same quarter in 2017.  The operating margin was 20.2% during the current quarter, compared to 19.7% and 18.6% during the second quarter of 2018 and the third quarter of 2017, respectively.

Assets under management ended the quarter at $79.5 billion, increasing 1% compared to the prior quarter and declining 2% compared to the third quarter of 2017.  Sales of $2.5 billion during the current quarter declined 13% compared to the second quarter of 2018 and 12% compared to the third quarter of 2017.  Net outflows of $2.0 billion during the current quarter improved compared to net outflows of $3.1 billion during the second quarter of 2018 and net outflows of $2.8 billion during the third quarter of 2017.  The improvement in net outflows was due to lower redemptions in our institutional channel.

Broker-dealer assets under administration ended the quarter at $58.1 billion, increasing 2% compared to the second quarter of 2018 and 5% compared to the same quarter in 2017.  Average productivity per advisor, as measured by average trailing twelve-month revenue per advisor, was $350 thousand for the twelve-month period ended September 30, 2018, rising 46% compared September of 2017.

“Our focus remains on making the necessary strategic investments and operational improvements that will enhance the long-term competitive positioning of both our asset management business and our broker-dealer,” said Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc. “Strong investment performance is essential to support this effort and we continue to make solid progress in strengthening both our short- and long-term track records across much of the complex.”

Revenues Analysis

Investment management fees declined $1.1 million, or 1% sequentially, due to fee reductions in selected mutual funds and lower average assets under management, which were partly offset by an additional day during the current quarter.  Compared with the same quarter in 2017, revenues declined $4.8 million, or 4%, due to fee reductions in selected mutual funds and lower average assets under management.  During the current quarter, the effective management fee rate was 64.6 basis points compared to 65.4 basis points during the second quarter of 2018 and 66.1 basis points during the third quarter of 2017.  Average assets under management were $79.5 billion during the current quarter, compared to $80.0 billion during the prior quarter and $80.5 billion during the third quarter of 2017.

Underwriting and distribution fees increased $2.4 million, or 2% sequentially, primarily due to higher asset-based advisory fees in the broker-dealer.  Compared to the same quarter in 2017, fees increased $11.4 million, or 9%, due to

1  Net income represents net income attributable to Waddell & Reed Financial, Inc.

higher asset-based advisory fees as well as increased support and service revenues from  independent financial advisors, which were partly offset by lower distribution fees.

Operating Expenses Analysis

Distribution expenses increased $2.3 million, or 2% sequentially, in correlation with the increase in underwriting and distribution revenues.  Compared to the third quarter of 2017, expenses increased $9.7 million, or 9%, largely in line with the increase in underwriting and distribution revenues.

Compensation and benefits expenses declined $1.3 million, or 2% sequentially.  The second quarter of 2018 included severance charges of $4.4 million, which were partly offset in the current quarter by increased incentive compensation due to improved fund performance.  Compared to the third quarter of 2017, expenses declined $5.1 million, or 7%, due primarily to lower pension costs due to the plan freeze and a discretionary 401(k) contribution in 2017.

General and administrative expenses declined $1.6 million, or 8% sequentially, due primarily to lower usage of consultants and, to a lesser degree, lower sales convention costs.  Compared to the third quarter of 2017, expenses declined $5.8 million, or 25%, due to lower legal costs and lower consulting costs, as a number of significant projects were completed in late 2017 or early 2018.

Technology expenses declined $1.8 million, or 11% sequentially, and declined $0.6 million, or 4% compared to the third quarter of 2017, as we continue to decommission older systems and replace them with more cost-effective solutions.

Depreciation expense included a charge of $2.4 million during the current quarter to adjust the useful life on certain internally developed software assets.

Investment and other income increased $31.6 million compared to the same quarter in 2017 due primarily to net gains related to the freeze of our pension plan in September of 2017.

Income taxes declined $16.4 million compared to the same quarter in 2017 due primarily to the lower tax rate as a result of the Tax Reform Act, which lowered the 2018 statutory rate to 21% compared to 35% in 2017.

Assets Under Management

(in millions)

	Three Months Ended
	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,
	2017		2018
Unaffiliated [1]
Beginning assets	$30,307	$31,062	$31,133	$31,055	$30,782
Sales [2]	1,790	1,577	2,245	1,779	1,589
Redemptions	(2,486)	(2,912)	(2,692)	(2,646)	(2,425)
Net exchanges	213	316	247	284	360
Net Flows	(483)	(1,019)	(200)	(583)	(476)
Market action	1,238	1,090	122	310	866
Ending assets	$31,062	$31,133	$31,055	$30,782	$31,172
Annualized organic growth rate	(6.4)%	(13.1)%	(2.6)%	(7.5)%	(6.2)%
Annualized redemption rate [3]	33.0%	37.9%	35.8%	34.9%	31.8%
Institutional
Beginning assets	$7,036	$6,365	$6,289	$6,449	$5,250
Sales [2]	68	66	552	153	83
Redemptions	(1,139)	(521)	(604)	(1,652)	(535)
Net exchanges	—	—	—	—	—
Net Flows	(1,071)	(455)	(52)	(1,499)	(452)
Market action	400	379	212	300	389
Ending assets	$6,365	$6,289	$6,449	$5,250	$5,187
Annualized organic growth rate	(60.9)%	(28.6)%	(3.3)%	(93.0)%	(34.4)%
Annualized redemption rate [3]	67.3%	32.2%	37.8%	115.4%	40.8%
Broker-Dealer
Beginning assets	$43,084	$43,472	$43,660	$42,707	$42,619
Sales [2]	1,024	1,077	1,001	1,002	874
Redemptions	(2,049)	(2,026)	(1,958)	(1,770)	(1,612)
Net exchanges	(213)	(316)	(247)	(284)	(360)
Net Flows	(1,238)	(1,265)	(1,204)	(1,052)	(1,098)
Market action	1,626	1,453	251	964	1,662
Ending assets	$43,472	$43,660	$42,707	$42,619	$43,183
Annualized organic growth rate	(11.5)%	(11.6)%	(11.0)%	(9.9)%	(10.3)%
Annualized redemption rate [3]	16.4%	16.1%	15.1%	14.4%	12.8%
Consolidated Total
Beginning assets	$80,427	$80,899	$81,082	$80,211	$78,651
Sales [2]	2,882	2,720	3,798	2,934	2,546
Redemptions	(5,674)	(5,459)	(5,254)	(6,068)	(4,572)
Net exchanges	—	—	—	—	—
Net Flows	(2,792)	(2,739)	(1,456)	(3,134)	(2,026)
Market action	3,264	2,922	585	1,574	2,917
Ending assets	$80,899	$81,082	$80,211	$78,651	$79,542
Annualized organic growth rate	(13.9)%	(13.5)%	(7.2)%	(15.6)%	(10.3)%
Annualized redemption rate [3]	27.1%	25.7%	24.8%	29.8%	22.1%

(1)         Unaffiliated includes National channel (home office and wholesale), Defined Contribution Investment Only “DCIO”,  Registered Investment Advisor “RIA” and Variable Annuity “VA”.

(2)         Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends and capital gains, and investment income.

(3)         Excludes Money Market.

Fund Rankings [1]	1 Year	3 Years	5 Years
Lipper
Funds ranked in top half	69%	42%	51%
Assets ranked in top half	76%	56%	55%
MorningStar
Funds ranked in top half	57%	35%	45%
Assets ranked in top half	54%	42%	57%

MorningStar Ratings [1]	Overall	3 Years	5 Years
Funds with 4/5 stars	41%	22%	32%
Assets with 4/5 stars	54%	28%	47%

(1)         Based on class I share, which reflects sales and asset concentrations.

	Three Months Ended
Broker-Dealer	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,
(in millions)	2017		2018
Assets under administration (AUA)
Advisory assets	$20,734	$21,613	$22,050	$22,868	$23,653
Non-advisory assets	34,856	35,073	34,216	34,210	34,468
Total assets under administration	55,590	56,686	56,266	57,078	58,121

Net new advisory assets [1]	$420	$129	$392	$315	$(87)
Net new non-advisory assets [1,2]	(965)	(1,047)	(983)	(916)	(931)
Total net new AUA [1,2]	(545)	(918)	(591)	(601)	(1,018)

Annualized advisory AUA growth [3]	8.6%	2.5%	7.3%	5.7%	(1.5)%
Annualized AUA growth [3]	(4.0)%	(6.6)%	(4.2)%	(4.3)%	(7.1)%

Advisor count	1,481	1,367	1,170	1,130	1,074
Avg. trailing 12-month revenue per advisor [4] (in thousands)	$240	$256	$285	$314	$350
Advisor associate count	262	265	327	339	351

(1)         Net new assets is calculated as total client deposits and net transfers less client withdrawals.

(2)         Excludes activity related to products held outside of our platform.  These assets represent less than 10% of total AUA.

(3)         Annualized growth is calculated as annualized quarterly net new assets divided by beginning assets under administration.

(4)         Production per advisor is calculated as trailing 12- month total underwriting and distribution fees less “other” underwriting and distribution fees divided by the average number of financial advisors.  “Other” underwriting and distribution fees predominantly includes fees paid by independent advisors for programs and services.

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Three Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sequential Qtr.		Year-over-Year Qtr.
	2018	2018	2017	Change	%	Change	%
Revenues:
Investment management fees	$129,302	$130,391	$134,149	$(1,089)	(0.8)%	$(4,847)	(3.6)%
Underwriting and distribution fees	140,308	137,873	128,892	2,435	1.8%	11,416	8.9%
Shareholder service fees	25,508	27,074	26,406	(1,566)	(5.8)%	(898)	(3.4)%
Total	295,118	295,338	289,447	(220)	(0.1)%	5,671	2.0%
Operating expenses:
Distribution [1]	116,591	114,315	106,878	2,276	2.0%	9,713	9.1%
Compensation and benefits	64,561	65,828	69,636	(1,267)	(1.9)%	(5,075)	(7.3)%
General and administrative	17,559	19,143	23,400	(1,584)	(8.3)%	(5,841)	(25.0)%
Technology	15,414	17,235	16,039	(1,821)	(10.6)%	(625)	(3.9)%
Occupancy	7,148	6,969	7,645	179	2.6%	(497)	(6.5)%
Marketing and advertising	2,461	2,896	3,197	(435)	(15.0)%	(736)	(23.0)%
Depreciation	8,141	5,819	5,230	2,322	39.9%	2,911	55.7%
Subadvisory fees	3,767	3,683	3,566	84	2.3%	201	5.6%
Intangible asset impairment	—	1,200	—	(1,200)	N/M	—	N/M
Total	235,642	237,088	235,591	(1,446)	(0.6)%	51	0.0%
Operating income	59,476	58,250	53,856	1,226	2.1%	5,620	10.4%
Investment and other income	1,697	841	33,293	856	101.8%	(31,596)	(94.9)%
Interest expense	(1,555)	(1,551)	(2,796)	(4)	(0.3)%	1,241	44.4%
Income before provision for income taxes	59,618	57,540	84,353	2,078	3.6%	(24,735)	(29.3)%
Provision for income taxes	13,105	13,284	29,499	(179)	(1.3)%	(16,394)	(55.6)%
Net income	46,513	44,256	54,854	2,257	5.1%	(8,341)	(15.2)%
Net income (loss) attributable to redeemable noncontrolling interests	208	(222)	1,272	430	193.7%	(1,064)	(83.6)%
Net income attributable to Waddell & Reed Financial, Inc.	$46,305	$44,478	$53,582	$1,827	4.1%	$(7,277)	(13.6)%
Net income per share, basic and diluted:	$0.58	$0.55	$0.64
Weighted average shares outstanding - basic and diluted	79,595	81,449	83,476
Operating margin	20.2%	19.7%	18.6%

(1) Distribution expense
Unaffiliated	28,116	28,686	31,778
Broker-dealer	88,475	85,629	75,100
	$116,591	$114,315	$106,878

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Nine Months Ended
	Sep. 30,	Sep. 30,
	2018	2017	Change	%
Revenues:
Investment management fees	$393,385	$395,463	$(2,078)	(0.5)%
Underwriting and distribution fees	416,222	386,499	29,723	7.7%
Shareholder service fees	78,464	80,706	(2,242)	(2.8)%
Total	888,071	862,668	25,403	2.9%
Operating expenses:
Distribution [1]	345,376	324,375	21,001	6.5%
Compensation and benefits	199,174	202,003	(2,829)	(1.4)%
General and administrative	56,240	68,882	(12,642)	(18.4)%
Technology	49,293	50,796	(1,503)	(3.0)%
Occupancy	21,081	22,978	(1,897)	(8.3)%
Marketing and advertising	7,638	9,072	(1,434)	(15.8)%
Depreciation	19,262	15,626	3,636	23.3%
Subadvisory fees	11,158	9,457	1,701	18.0%
Intangible asset impairment	1,200	1,500	(300)	(20.0)%
Total	710,422	704,689	5,733	0.8%
Operating income	177,649	157,979	19,670	12.5%
Investment and other income	5,354	39,302	(33,948)	(86.4)%
Interest expense	(4,908)	(8,370)	3,462	41.4%
Income before provision for income taxes	178,095	188,911	(10,816)	(5.7)%
Provision for income taxes	41,355	74,988	(33,633)	(44.9)%
Net income	136,740	113,923	22,817	20.0%
Net (loss) income attributable to redeemable noncontrolling interests	(380)	2,408	(2,788)	(115.8)%
Net income attributable to Waddell & Reed Financial, Inc.	$137,120	$111,515	$25,605	23.0%
Net income per share, basic and diluted:	$1.69	$1.33
Weighted average shares outstanding - basic and diluted	81,372	83,719
Operating margin	20.0%	18.3%

(1) Distribution expense	87,155	98,684
Unaffiliated	258,221	225,691
Broker-dealer	$345,376	$324,375

Underwriting and distribution fees

(in thousands)

	For the three months ended Sep. 30, 2018
	Unaffiliated	Broker-Dealer	Total

Fee-based asset allocation product revenues	$—	$69,468	$69,468
Rule 12b-1 service and distribution fees	19,707	18,106	37,813
Sales commissions on front-end load mutual funds and variable annuity products	441	13,651	14,092
Sales commissions on other products	—	9,111	9,111
Other revenues	126	9,698	9,824
Total underwriting and distribution fees	$20,274	$120,034	$140,308

	For the three months ended Jun. 30, 2018
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$66,580	$66,580
Rule 12b-1 service and distribution fees	20,051	18,109	38,160
Sales commissions on front-end load mutual funds and variable annuity products	507	13,823	14,330
Sales commissions on other products	—	9,065	9,065
Other revenues	148	9,590	9,738
Total underwriting and distribution fees	$20,706	$117,167	$137,873

	For the three months ended Sep. 30, 2017
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$61,115	$61,115
Rule 12b-1 service and distribution fees	22,322	19,026	41,348
Sales commissions on front-end load mutual funds and variable annuity products	353	12,941	13,294
Sales commissions on other products	—	7,974	7,974
Other revenues	217	4,944	5,161
Total underwriting and distribution fees	$22,892	$106,000	$128,892

	For the nine months ended Sep. 30, 2018
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$201,565	$201,565
Rule 12b-1 service and distribution fees	60,734	54,591	115,325
Sales commissions on front-end load mutual funds and variable annuity products	1,418	41,900	43,318
Sales commissions on other products	—	26,632	26,632
Other revenues	459	28,923	29,382
Total underwriting and distribution fees	$62,611	$353,611	$416,222

	For the nine months ended Sep. 30, 2017
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$176,184	$176,184
Rule 12b-1 service and distribution fees	69,191	56,544	125,735
Sales commissions on front-end load mutual funds and variable annuity products	1,118	41,796	42,914
Sales commissions on other products	—	23,671	23,671
Other revenues	996	16,999	17,995
Total underwriting and distribution fees	$71,305	$315,194	$386,499

Unaudited Condensed Balance Sheet

(in thousands)

	Sep. 30,	Dec. 31,
	2018	2017
Assets
Cash & cash equivalents (unrestricted)	$270,478	$207,829
Investment securities	588,407	700,492
Other assets	218,701	241,305
Property and equipment, net	69,340	87,667
Goodwill and intangible assets	145,869	147,069
Total assets	$1,292,795	$1,384,362
Liabilities, redeemable noncontrolling interests and equity
Short-term notes payable	$—	$94,996
Long-term debt	94,836	94,783
Other liabilities	288,316	307,190
Redeemable noncontrolling interests	16,133	14,509
Total stockholders’ equity	893,510	872,884
Liabilities, redeemable noncontrolling interests and equity	$1,292,795	$1,384,362
Shares outstanding (in thousands)	78,903	82,687

Unaudited Condensed Cash Flow

(in thousands)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2018	2018	2017	2018	2017
Cash provided by (used in):
Operating activities	$90,652	$122,816	$17,935	$263,733	$(12,166)
Investing activities	(7,160)	(6,541)	(181,312)	42,571	(198,980)
Financing activities	(50,131)	(60,557)	(41,387)	(242,636)	(113,620)
Net change during period	$33,361	$55,718	$(204,764)	$63,668	$(324,766)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
(in thousands, except number of shares)	2018	2018	2017	2018	2017
Shares repurchased
Number of shares	1,424,612	2,098,625	190,056	4,519,546	904,410
Total cost	$28,369	$40,142	$3,622	$89,018	$15,635
Dividend paid
Rate per share	$0.25	$0.25	$0.46	$0.75	$1.38
Total paid	$20,050	$20,591	$38,455	$61,531	$115,691
Capital returned to stockholders	$48,419	$60,733	$42,077	$150,549	$131,326

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO and CIO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and financial planning services to clients throughout the United States since 1937.  Today, we distribute our investment products through the unaffiliated channel (encompassing broker/dealer, retirement, and registered investment advisors), our broker-dealer channel (through independent financial advisors), and our Institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates, stock repurchases and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, which include, without limitation:

•                  The loss of existing distribution relationships or inability to access new distribution relationships;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of evolving fiduciary standards;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  Our inability to reduce expenses rapidly enough to align with declines in our revenues due to various factors, including fee pressure, the level of our assets under management or our business environment.

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker-dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10- K for the year ended December 31, 2017 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2018. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.